UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 3, 2006, ImClone Systems Incorporated (the “Company”) announced that it had received a $250 million milestone payment under its commercial agreement with Bristol-Myers Squibb (“BMS”). The cash payment was triggered by the March 1, 2006 U.S. Food and Drug Administration approval of Erbitux® (Cetuximab), an IgG1 monoclonal antibody, for use in the treatment of squamous cell carcinoma of the head and neck. Also on April 3, 2006, the Company issued a statement regarding the announcement that Merck KGaA, Darmstadt, Germany, had been granted marketing authorization by the European Commission to extend the use of Erbitux, in combination with radiotherapy, to the treatment of patients with locally advanced squamous cell carcinoma of the head and neck.

On April 4, 2006, the Company announced a favorable outcome in binding arbitration between it and Merck KGaA over rights to develop and commercialize the ImClone Systems-developed IgG1 monoclonal antibody IMC-11F8. The decision, which is binding and cannot be appealed, leaves the exclusive rights to develop and commercialize IMC-11F8 outside the United States and Canada to ImClone Systems. Commercial rights to this antibody in the U.S., Canada and Japan fall within the scope of ImClone Systems’ commercial agreement with BMS regarding Erbitux.

The text of these press releases, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, is incorporated by reference herein in its entirety.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated April 3, 2006
99.2	Press Release of ImClone Systems Incorporated dated April 3, 2006
99.3	Press Release of ImClone Systems Incorporated dated April 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

	By:	/s/ Erik D. Ramanathan
Dated: April 5, 2006		Erik D. Ramanathan
Vice President, General Counsel